POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Thomas L. McKeirnan, Katherine Kiehl or
Julie Langenheim acting singly, the undersigneds true and lawful attorney-in-fact to
(1) execute for and on behalf of the undersigned, in the
undersigned's capacity as an officer and or  director of Red Lion
 Hotels Corporation (the Company), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 as amended, and the rules and regulations thereunder;
(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4 or 5 and timely file such forms with
 the United States Securities and Exchange Commission and any stock exchange or similar authority; and
(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such
 attorney-in-fact's discretion.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as
fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or
substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein
granted.  The undersigned acknowledges that the foregoing
attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.
The undersigned agrees that each such attorney-in-fact may rely entirely on information furnished orally or in writing by the undersigned to such attorney-in-fact.  The undersigned also agrees to indemnify and hold harmless the Company and each such
attorney-in-fact against any losses, claims, damages or liabilities
 (or actions in these respects) that arise out of or are based upon any untrue statements or omission of necessary facts in the information provided by the undersigned to such attorney-in-fact for purposes of executing, acknowledging, delivering or filing
Forms 3, 4 or 5 (including amendments thereto) and agrees to reimburse the Company and such attorney-in-fact for any legal or other expenses reasonably incurred in connection with
investigating or defending against any such loss, claim,
damage, liability or action.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms
3, 4 and 5 with respect to the undersigned's holdings of
and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing
delivered to the attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this
Power of Attorney to be executed effective as of April 13, 2016.
/s/ David Wright
David Wright